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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 16, 1996


                                  CompUSA Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)

           0-19605                                  75-2261497
   (Commission File Number)          (I.R.S. Employer Identification No.).


                           14951 North Dallas Parkway
                               Dallas, Texas 75240
                    (Address of principal executive offices)


                    Registrant's telephone number, including
                            area code: (214) 982-4000


                                 Not Applicable
           (Former name or former address, if changed since last
                                    report.)





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Item 5. Other Events.

On May 16, 1996, CompUSA, Inc. (the "Company") announced that it had signed a definitive agreement to acquire PCs Compleat, Inc., a Delaware corporation, for approximately three million shares of the Company's common stock. The acquisition is expected to be consummated on or about May 30, 1996, subject to regulatory approval and customary closing conditions. A copy of the May 16, 1996 press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

          (a)     Financial statements of businesses being acquired:
                  Not Applicable.

          (b)     Pro forma financial information: Not Applicable.

          (c)     Exhibits:

                  99.1       Press Release issued by CompUSA Inc.,
                             dated May 16, 1996







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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CompUSA Inc.


Dated: May 20, 1996                        By: /s/ James E. Skinner
                                                  James E. Skinner
                                                  Executive Vice President and
                                                  Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit No.                      Description
-----------                      -----------

99.1                             Press Release issued by
                                 CompUSA Inc., dated May 16, 1996